Exhibit 99.1

NEWS RELEASE 55 Nod Road Avon, CT 06001 www.MagellanHealth.com

For Immediate Release

Investor Contact:	Melissa Rose
877-645-6464

Media Contact:	Erin Somers
410-953-2405

MAGELLAN HEALTH SERVICES AND CIGNA HEALTHCARE
EXECUTE DEFINITIVE AGREEMENT FOR
RADIOLOGY NETWORK MANAGEMENT AND RELATED SERVICES

AVON, Conn. – January 3, 2007 – Magellan Health Services, Inc. (Nasdaq:MGLN) today announced that it has entered into a definitive agreement with CIGNA HealthCare with respect to the provision of radiology network management and other related services that had been the subject of the non-binding letter of intent with CIGNA that the Company had announced on October 25, 2006.  Consistent with previous disclosures, the definitive agreement covers approximately three million CIGNA HealthCare members in 12 states, over half of which members Magellan will serve on a risk basis.  The definitive agreement is for an initial term of 45 months beginning on the date of the first implementation, rather than 36 months as stated in the letter of intent.

As previously disclosed, annual revenue upon full implementation of the contract is estimated to be over $200 million.  Under the contract, which Magellan and CIGNA expect to begin implementing on April 1, 2007, Magellan will manage MRI, CT and PET services for CIGNA members in 12 states.

Steven J. Shulman, chairman and chief executive officer of Magellan, said, “We are very pleased to have executed our agreement with CIGNA to provide advanced radiology management services for members in certain states. Implementation activity for the contract has been proceeding for several weeks and progress has been excellent. We look forward to the start of a long and successful collaboration with CIGNA and to demonstrating our commitment to clinical and service excellence to CIGNA’s members, customers and providers.”

About Magellan:  Headquartered in Avon, Conn., Magellan Health Services, Inc. (Nasdaq:MGLN) is the country’s leading diversified specialty health care services organization.  In addition to radiology benefits, the Company manages behavioral health care and specialty pharmaceuticals.  Its customers include health plans, corporations and government agencies.

Cautionary Statement:  Certain of the statements made in this press release including, without limitation, statements regarding the definitive agreement with CIGNA, the estimated revenue associated with the CIGNA agreement, and other matters constitute forward-looking statements contemplated under the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are based on management’s current expectations and are subject to known and unknown uncertainties and risks which could cause actual results to differ materially from those contemplated or implied by such forward-looking statements, including (among others) the risk that the Company does not properly underwrite the risk portion of the agreement with CIGNA, the risk that the Company does not effectively implement the agreement with CIGNA, the risk concerning the possible election of certain of the Company’s health plan customers to manage the health care services of their members directly; competition; renegotiation of rates paid to and/or by the Company by customers and/or to

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providers; higher utilization of treatment services by risk members; delays, higher costs or inability to implement the Company’s initiatives; the impact of changes in the contracting model for Medicaid contracts relating to managed health care services; termination or non-renewal of contracts by customers; the impact of new or amended laws or regulations; governmental inquiries and/or litigation; the impact of increased competition on the Company’s ability to maintain or obtain contracts; the impact of increased competition on rates paid to or by the Company; and other factors.  Any forward-looking statements made in this document are qualified in their entirety by the more complete discussion of risks set forth in the section entitled “Risk Factors” in Magellan’s Annual Report on Form 10-K for the year ended December 31, 2005, filed with the Securities and Exchange Commission (“SEC”) on March 8, 2006,  and the Company’s Form 10-Q for the period ended September 30, 2006, filed with the Securities and Exchange Commission on October 26, 2006 and posted on the Company’s Web site.

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